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                              THIRD RESTATED ARTICLES OF

                                    INCORPORATION

                                          of

                                      PACIFICORP



                                      ARTICLE I

    The name of the Company is PacifiCorp.

                                      ARTICLE II

    The purposes for which the Company is organized are the manufacture, production, generation, storage, utilization, purchase, sale, supply, transmission, distribution, or disposition of electric energy, natural or artificial gas, water or steam, or power produced thereby; and the transaction of any and all other lawful businesses for which corporations may be organized under the Oregon Business Corporation Act.

                                     ARTICLE III

    (1) The total amount of the authorized capital stock of the Company is 769,626,533 shares, divided into 126,533 shares of 5% Preferred Stock of the stated value of $100 per share, 3,500,000 shares of Serial Preferred Stock of the stated value of $100 per share, 16,000,000 shares of No Par Serial Preferred Stock (the 5% Preferred Stock, the Serial Preferred Stock and the No Par Serial Preferred Stock collectively referred to herein as the "Senior Securities"), and 750,000,000 shares of Common Stock.

    (2) The 5% Preferred Stock, pari passu with the other Senior Securities, shall be entitled, but only when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, in preference to the Common Stock, to dividends at the rate of


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5 per centum (5%) per annum of the stated value thereof, and no more, payable quarterly on February 15, May 15, August 15 and November 15 of each year or otherwise as the Board of Directors may determine (such dates, including any changes thereof, being hereinafter referred to as the "Payment Dates"), to shareholders of record as of a date to be fixed by the Board of Directors, not exceeding thirty (30) days and not less than ten (10) days preceding the Payment Dates, such dividends to be cumulative from the day immediately following the last period for which dividends on the 5% Preferred Stock of PacifiCorp, a Maine corporation, have been declared (such date being hereinafter referred to as the "Accrual Date"). The Serial Preferred Stock, pari passu with the other Senior Securities, shall be entitled, but only when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, in preference to the Common Stock, to dividends at the rate or rates, which may be subject to adjustment, as to each series thereof, fixed and determined pursuant to Section (5) or (6) of this Article at the time of the creation of such series, and no more, payable as the Board of Directors may from time to time determine, such dividends to be cumulative from the date of issue of such stock or as otherwise provided in Section (6) of this Article. The No Par Serial Preferred Stock, pari passu with the other Senior Securities, shall be entitled, but only when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, in preference to the Common Stock, to dividends at the rate or rates, which may be subject to adjustment, as to each series thereof, fixed and determined pursuant to Section (5) or (7) of this Article at the time of the creation of such series, and no more, payable as the Board of Directors may from time to time determine, such dividends to be cumulative from the date of issue of such stock or as otherwise provided in Section (7) of this Article.

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    (3)    In the event of any voluntary liquidation, dissolution or winding up of the Company, the 5% Preferred Stock, pari passu with the other Senior Securities, shall also have a preference over the Common Stock until $110 per share and five per centum (5%) per annum on the stated value thereof from and after the date on which dividends on such stock became cumulative, shall have been paid by dividends or distribution; the Serial Preferred Stock, pari passu with the other Senior Securities, shall also have a preference over the Common Stock, until there shall have been paid, by dividends or distribution on each share of the Serial Preferred Stock, the amount as to each series thereof fixed and determined by resolution of the Board of Directors or pursuant to Section (6) of this Article at the time of the creation of each such series, plus the amount, if any, by which dividends at the rate or rates fixed and determined for such stock pursuant to Section (5) or (6) of this Article, from and after the respective dates on which dividends on such stock became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon; and the No Par Serial Preferred Stock, pari passu with the other Senior Securities, shall also have a preference over the Common Stock, until there shall have been paid, by dividends or distribution on each share of the No Par Serial Preferred Stock, the amount as to each series thereof fixed and determined by resolution of the Board of Directors or pursuant to Section (7) of this Article at the time of the creation of each such series, plus the amount, if any, by which dividends at the rate or rates fixed and determined for such stock pursuant to Section (5) or (7) of this Article, from and after the respective dates on which dividends on such stock became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon.


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    (4)    In the event of any involuntary liquidation, dissolution or winding up of the Company, which shall include any such liquidation, dissolution or winding up which may arise out of or result from the condemnation or purchase of all or a major portion of the properties of the Company by (i) the United States Government or any authority, agency or instrumentality thereof, (ii) a state of the United States or any authority, agency or instrumentality thereof, or
(iii) a district, cooperative or other association or entity not organized for profit, the 5% Preferred Stock, pari passu with the other Senior Securities, shall also have a preference over the Common Stock until the full stated value thereof and five per centum (5%) per annum thereon from and after the date on which dividends on such stock became cumulative, shall have been paid by dividends or distribution; the Serial Preferred Stock, pari passu with the other Senior Securities, shall also have a preference over the Common Stock until there shall have been paid, by dividends or distribution on each share of the Serial Preferred Stock, the full stated value thereof, plus the amount, if any, by which dividends at the rate or rates fixed and determined for such stock pursuant to Section (5) or (6) of this Article, from and after the respective dates on which dividends on such stock became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon; and the No Par Serial Preferred Stock, pari passu with the other Senior Securities, shall also have a preference over the Common Stock until there shall have been paid, by dividends or distribution on each share of the No Par Serial Preferred Stock, the amount as to each series thereof fixed and determined by resolution of the Board of Directors as the consideration therefor or pursuant to Section (7) of this Article at the time of creation of each such series, plus the amount, if any, by which dividends at the rate or rates fixed and determined for such stock


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pursuant to Section (5) or (7) of this Article, from and after the respective dates on which dividends on such stock became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon.

    (5)    The Board of Directors shall have authority by resolution to divide
the Serial Preferred Stock into series designated "   % Serial Preferred Stock"
or the "    Serial Preferred Stock," as applicable, and to divide the No Par
Serial Preferred Stock into series designated "$    No Par Serial Preferred
Stock" or the "    No Par Serial Preferred Stock," as applicable (inserting, in each case, the annual dividend rate, as fixed and determined by the Board of Directors for each series or, if the rate of dividends is subject to adjustment, so indicating by appropriate language). All shares of Serial Preferred Stock, irrespective of series, shall constitute one and the same class of stock, and all shares of No Par Serial Preferred Stock, irrespective of series, shall constitute one and the same class of stock. Within each such class of stock, all shares shall be of equal rank and shall be identical in all respects except as to designation thereof and except that in establishing a series within either of said classes, the Board of Directors may fix and determine the relative rights and preferences of such series as to any of the following:

           (a) The dividend rate or rates, which may be subject to adjustment in accordance with a method adopted by resolution of the Board of Directors at the time of the creation of such series;

           (b) The date or dates from which dividends on shares of each series shall be cumulative;

           (c)    The dividend payment dates;


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           (d)    The amount to be paid upon redemption, if redeemable, or in the event of voluntary liquidation, dissolution or winding up of the Company;

           (e) The rights of conversion, if any, into shares of Common Stock and the terms and conditions on which shares may be so converted, if the shares of any series are issued with the privilege of conversion; and

           (f) Provisions, if any, for the redemption or purchase of shares, which may be at the option of the Company or upon the happening of a specified event or events, for cash, at such time or times, price or prices, or rate or rates, and with such adjustments as shall be fixed and determined by resolution of the Board of Directors or from time to time in accordance with a method adopted by resolution of the Board of Directors at the time of the creation of such series;

and except further that in establishing a series of the No Par Serial Preferred Stock, the Board of Directors may also fix and determine the voting rights of such series.

           All shares of the same series shall be identical in all respects except as to the date or dates from which dividends upon shares of such series may be cumulative. Each certificate for Serial Preferred Stock or No Par Serial Preferred Stock shall state the designation of the series in which the shares represented by such certificate are issued. Whenever an affirmative vote of the Serial Preferred Stock or the No Par Serial Preferred Stock may be required for any purpose, the shares voting shall be counted irrespective of series and not by different series.

    (6) Without limitation of the foregoing authority conferred upon the Board of Directors, there follows a statement of the rights and preferences of the respective series of Serial Preferred Stock created on the effective date of the merger of PacifiCorp, a Maine

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corporation, and Utah Power & Light Company, a Utah corporation, into the
Company, being the initial series and the fourth through thirteenth series, inclusive, thereof.

           (a) There is hereby created an initial series of the Company's Serial Preferred Stock which shall be designated as 4.52% Serial Preferred Stock and which shall consist of 2,065 shares.

           The annual dividend rate of said initial series of the Company's Serial Preferred Stock shall be four and fifty-two one-hundredths per centum (4.52%) of the stated value thereof. The date or dates from which dividends on shares of said initial series of the Company's Serial Preferred Stock shall be cumulative shall be the Accrual Date. The dividend payment dates for the payment of dividends on shares of said initial series of the Company's Serial Preferred Stock shall be the Payment Dates.

           The amount to be paid upon redemption of shares of said initial series of the Company's Serial Preferred Stock shall be $103.50 per share, plus unpaid accumulated dividends, if any, to the date of redemption.

           The amounts to be paid in respect of shares of said initial series of the Company's Serial Preferred Stock in the event of voluntary liquidation, dissolution or winding up of the Company shall be as follows: In the event of any voluntary liquidation, dissolution or winding up of the Company, said initial series of the Company's Serial Preferred Stock, pari passu with the other Senior Securities, shall have a preference over the Common Stock, until there shall have been paid, by dividends or distribution on each share of said initial series of the Company's Serial Preferred Stock, an amount equal to the redemption price applicable to shares of said initial series of the Company's Serial Preferred Stock, plus the amount, if any, by which


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dividends at the rate of 4.52% per annum on the stated value thereof, from and after the date on which dividends on such shares became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon.

           (The second and third series of the Serial Preferred Stock of PacifiCorp, a Maine corporation, were redeemed on September 6, 1963 and March 5, 1965, respectively.)

           (b) There is hereby created a fourth series of the Company's Serial Preferred Stock which shall be designated as 7.00% Serial Preferred Stock and which shall consist of 18,060 shares.

           The annual dividend rate of said fourth series of the Company's Serial Preferred Stock shall be seven per centum (7.00%) of the stated value thereof. The date from which dividends on shares of said fourth series of the Company's Serial Preferred Stock shall be cumulative shall be the Accrual Date. The dividend payment dates for the payment of dividends on shares of said fourth series of the Company's Serial Preferred Stock shall be the Payment Dates.

           The amounts to be paid in respect of said fourth series of the Company's Serial Preferred Stock in the event of voluntary liquidation, dissolution or winding up of the Company shall be as follows: In the event of any voluntary liquidation, dissolution or winding up of the Company, said fourth series of the Company's Serial Preferred Stock, pari passu with the other Senior Securities, shall have a preference over the Common Stock, until there shall have been paid, by dividends or distribution on each share of said fourth series of the Company's Serial Preferred Stock, an amount equal to the full stated value thereof, plus the amount, if any, by which dividends at the rate of 7.00% per annum on the stated value thereof, from and after the


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date on which dividends on such shares became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon.

           (c)    There is hereby created a fifth series of the Company's
Serial Preferred Stock which shall be designated as 6.00% Serial Preferred Stock and which shall consist of 5,932 shares.

           The annual dividend rate of said fifth series of the Company's Serial Preferred Stock shall be six per centum (6.00%) of the stated value thereof. The date from which dividends on shares of said fifth series of the Company's Serial Preferred Stock shall be cumulative shall be the Accrual Date. The dividend payment dates for the payment of dividends on shares of said fifth series of the Company's Serial Preferred Stock shall be the Payment Dates.

           The amounts to be paid in respect of said fifth series of the Company's Serial Preferred Stock in the event of voluntary liquidation, dissolution or winding up of the Company shall be as follows: In the event of any voluntary liquidation, dissolution or winding up of the Company, said fifth series of the Company's Serial Preferred Stock, pari passu with the other Senior Securities, shall have a preference over the Common Stock until there shall have been paid, by dividends or distribution on each share of said fifth series of the Company's Serial Preferred Stock, an amount equal to the full stated value thereof, plus the amount, if any, by which dividends at the rate of 6.00% per annum on the stated value thereof, from and after the date on which dividends on such shares became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon.


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           (d)    There is hereby created a sixth series of the Company's
Serial Preferred Stock which shall be designated as 5.00% Serial Preferred Stock and which shall consist of 42,000 shares.

           The annual dividend rate of said sixth series of the Company's Serial Preferred Stock shall be five per centum (5.00%) of the stated value thereof. The date from which dividends on shares of said sixth series of the Company's Serial Preferred Stock shall be cumulative shall be the Accrual Date. The dividend payment dates for the payment of dividends on shares of said sixth series of the Company's Serial Preferred Stock shall be the Payment Dates.

           The amount to be paid upon redemption of shares of said sixth series of the Company's Serial Preferred Stock shall be $100 per share, plus unpaid accumulated dividends, if any, to the date of redemption.

           The amounts to be paid in respect of shares of said sixth series of the Company's Serial Preferred Stock in the event of voluntary liquidation, dissolution or winding up of the Company shall be as follows: In the event of any voluntary liquidation, dissolution or winding up of the Company, said sixth series of the Company's Serial Preferred Stock, pari passu with the other Senior Securities, shall have a preference over the Common Stock, until there shall have been paid, by dividends or distribution on each share of said sixth series of the Company's Serial Preferred Stock, an amount equal to the full stated value thereof, plus the amount, if any, by which dividends at the rate of 5.00% per annum on the stated value thereof, from and after the date on which dividends on such shares became cumulative to the date of such distribution, exceeds the dividends actually paid thereon or declared and set apart for payment thereon.


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           (e)    There is hereby created a seventh series of the Company's
Serial Preferred Stock which shall be designated as 5.40% Serial Preferred Stock and which shall consist of 65,960 shares.

           The annual dividend rate of said seventh series of the Company's Serial Preferred Stock shall be five and forty one-hundredths per centum (5.40%) of the stated value thereof. The date from which dividends on shares of said seventh series of the Company's Serial Preferred Stock shall be cumulative shall be the Accrual Date. The dividend payment dates for the payment of dividends on shares of said seventh series of the Company's Serial Preferred Stock shall be the Payment Dates.

           The amount to be paid upon redemption of shares of said seventh series of the Company's Serial Preferred Stock shall be $101.00 per share, plus unpaid accumulated dividends, if any, to the date of redemption.

           The amounts to be paid in respect of shares of said seventh series of the Company's Serial Preferred Stock in the event of voluntary liquidation, dissolution or winding up of the Company shall be as follows: In the event of any voluntary liquidation, dissolution or winding up of the Company, said seventh series of the Company's Serial Preferred Stock, pari passu with the other Senior Securities, shall have a preference over the Common Stock, until there shall have been paid, by dividends or distribution on each share of said seventh series of the Company's Serial Preferred Stock, an amount equal to the full stated value thereof, plus the amount, if any, by which dividends at the rate of 5.40% per annum on the stated value thereof, from and after the date on which dividends on such shares became cumulative to the


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date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon.

           (f) There is hereby created an eighth series of the Company's Serial Preferred Stock which shall be designated as 4.72% Serial Preferred Stock and which shall consist of 69,890 shares.

           The annual dividend rate of said eighth series of the Company's Serial Preferred Stock shall be four and seventy-two one-hundredths per centum (4.72%) of the stated value thereof. The date from which dividends on shares of said eighth series of the Company's Serial Preferred Stock shall be cumulative shall be the Accrual Date. The dividend payment dates for the payment of dividends on shares of said eighth series of the Company's Serial Preferred Stock shall be the Payment Dates.

           The amount to be paid upon redemption of shares of said eighth series of the Company's Serial Preferred Stock shall be $103.50 per share, plus unpaid accumulated dividends, if any, to the date of redemption.

           The amounts to be paid in respect of shares of said eighth series of the Company's Serial Preferred Stock in the event of voluntary liquidation, dissolution or winding up of the Company shall be as follows: In the event of any voluntary liquidation, dissolution or winding up of the Company, said eighth series of the Company's Serial Preferred Stock, pari passu with the other Senior Securities, shall have a preference over the Common Stock, until there shall have been paid, by dividends or distribution on each share of said eighth series of the Company's Serial Preferred Stock, an amount equal to the redemption price applicable to shares of said eighth series of the Company's Serial Preferred Stock, plus the amount, if any, by which


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dividends at the rate of 4.72% per annum on the stated value thereof, from and after the date on which dividends on such shares became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon.

           (g)    There is hereby created a ninth series of the Company's
Serial Preferred Stock which shall be designated as 4.56% Serial Preferred Stock and which shall consist of 84,592 shares.

           The annual dividend rate of said ninth series of the Company's
Serial Preferred Stock shall be four and fifty-six one-hundredths per centum (4.56%) of the stated value thereof. The date from which dividends on shares of said ninth series of the Company's Serial Preferred Stock shall be cumulative shall be the Accrual Date. The dividend payment dates for the payment of dividends on shares of said ninth series of the Company's Serial Preferred Stock shall be the Payment Dates.

           The amount to be paid upon redemption of shares of said ninth series of the Company's Serial Preferred Stock shall be $102.34 per share, plus unpaid accumulated dividends, if any, to the date of redemption.

           The amounts to be paid in respect of shares of said ninth series of the Company's Serial Preferred Stock in the event of voluntary liquidation, dissolution or winding up of the Company shall be as follows: In the event of any voluntary liquidation, dissolution or winding up of the Company, said ninth series of the Company's Serial Preferred Stock, pari passu with the other Senior Securities, shall have a preference over the Common Stock, until there shall have been paid, by dividends or distribution on each share of said ninth series of the Company's Serial Preferred Stock, an amount equal to the redemption price applicable to shares of said


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ninth series of the Company's Serial Preferred Stock, plus the amount, if any, by which dividends at the rate of 4.56% per annum on the stated value thereof, from and after the date on which dividends on such shares became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon.

           (The tenth, eleventh and twelfth series of the Serial Preferred
Stock of PacifiCorp, an Oregon corporation, were redeemed on July 12, 1996. The thirteenth series of Serial Preferred Stock of PacifiCorp, an Oregon corporation, was redeemed on October 10, 1989. The fourteenth series of the Serial Preferred Stock of PacifiCorp, a Maine corporation, was redeemed on January 11, 1987.)

    (7) Without limitation of the foregoing authority conferred upon the Board of Directors, there follows a statement of the rights and preferences of the respective series of No Par Serial Preferred Stock created on the effective date of the merger of PacifiCorp, a Maine corporation, and Utah Power & Light Company, a Utah corporation, into the Company, being the second series and the sixth through thirteenth series, inclusive, thereof, and the respective series of No Par Serial Preferred Stock created thereafter and prior to the date of this restatement, being the fourteenth through twentieth series, inclusive, thereof.

           (The initial series of the No Par Serial Preferred Stock of PacifiCorp, a Maine corporation, was redeemed on May 15, 1987. The second series of the No Par Serial Preferred Stock of PacifiCorp, an Oregon corporation, was redeemed on July 12, 1996. The third, fourth and fifth series of No Par Serial Preferred Stock of PacifiCorp, a Maine corporation, were redeemed on May 15, 1987, October 3, 1984 and June 15, 1986, respectively. The sixth series


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and seventh series of No Par Serial Preferred Stock of PacifiCorp, an Oregon
corporation, were exchanged and retired on June 29, 1992).

           (a) There is hereby created an eighth series of the Company's No Par Serial Preferred Stock, which shall be designated as $7.12 No Par Serial Preferred Stock. Said eighth series of No Par Serial Preferred Stock shall consist of 500,000 shares, shall have a stated value of $100 per share and shall have the relative rights and preferences as follows:

           The annual dividend on said eighth series of the Company's No Par Serial Preferred Stock shall be $7.12 per share.

           The date from which dividends on shares of said eighth series of the Company's No Par Serial Preferred Stock shall be cumulative shall be the Accrual Date. The dates for the payment of dividends on shares of said eighth series of the Company's No Par Serial Preferred Stock shall be the Payment Dates.

           The amounts to be paid upon optional redemption of the shares of said eighth series of the Company's No Par Serial Preferred Stock shall be, for the period from the date upon which dividends on said eighth series became cumulative to and including March 31, 1992, $107.12 per share; thereafter to and including March 31, 1997, $104.75 per share; thereafter to and including March 31, 2002, $102.38 per share; and thereafter $100 per share; plus, in each case, unpaid accumulated dividends, if any, to the date of redemption; provided, however, that shares of said eighth series of the Company's No Par Serial Preferred Stock shall not be redeemable prior to April 1, 1992, directly or indirectly, as part of, or in anticipation of, any refunding operation involving the incurring of indebtedness or the issuance of shares of preferred stock ranking equally with or prior to shares of said eighth series of the Company's No Par

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Serial Preferred Stock as to dividends or on liquidation, if the interest on such indebtedness or the dividends on shares of any such preferred stock would result in an effective cost to the Company (computed in accordance with generally accepted financial practice) of less than 7.18% per annum.

           As a sinking fund for said eighth series of No Par Serial Preferred Stock, the Company shall redeem, out of funds legally available therefor, on March 31 of each year, beginning with March 31, 1993, not less than 15,000 shares nor more than 30,000 shares of said eighth series of the Company's No Par Serial Preferred Stock at a redemption price equal to $100 per share plus unpaid accumulated dividends, if any, to the date of redemption; the option to redeem in excess of 15,000 shares of said eighth series of No Par Serial Preferred Stock on any March 31 shall not be cumulative; shares of said eighth series of No Par Serial Preferred Stock acquired or redeemed by the Company otherwise than through operation of the sinking fund may, at the option of the Company, be credited against subsequent minimum sinking fund requirements; if the Company shall be prevented, because of restriction or for any other reason, from acquiring or redeeming on any March 31 the number of shares of said eighth series of No Par Serial Preferred Stock that in the absence of such restriction or other reason it would be required to acquire or redeem on such date, the deficit shall be made good on the first succeeding March 31 on which the Company shall not be prevented by such restriction or other reason from acquiring or redeeming shares of said eighth series of No Par Serial Preferred Stock. If the Company shall be in arrears in the redemption of shares of said eighth series of No Par Serial Preferred Stock, no dividends (other than dividends payable in Common Stock) shall be paid or any other distribution of assets made, by purchase of shares or otherwise, on


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Common Stock or on any other stock of the Company over which the No Par Serial
Preferred Stock has preference as to the payment of dividends or as to assets.

           In the event of any involuntary liquidation, dissolution or winding up of the Company, said eighth series of the Company's No Par Serial Preferred Stock, pari passu with the other Senior Securities, shall have a preference over the Common Stock until there shall have been paid, by dividends or distribution on each share of said eighth series of the Company's No Par Serial Preferred Stock, an amount equal to $100, plus the amount, if any, by which dividends of $7.12 per annum, from and after the date on which dividends on such shares became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon.

           In the event of any voluntary liquidation, dissolution or winding up of the Company, said eighth series of the Company's No Par Serial Preferred Stock, pari passu with the other Senior Securities, shall have a preference over the Common Stock, until there shall have been paid, by dividends or distribution on each share of said eighth series of the Company's No Par Serial Preferred Stock, an amount equal to the then current redemption price applicable to shares of said eighth series of the Company's No Par Serial Preferred Stock, plus the amount, if any, by which dividends of $7.12 per annum, from and after the date on which dividends on such shares became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon.

           Every holder of record of said eighth series of the Company's No Par Serial Preferred Stock, or his legal representative, at the record date for the determination of persons


                                          17


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entitled to vote at a meeting of shareholders, shall be entitled to one vote for each share of such stock standing in his name on the books of the Company.

           (b) There is hereby created a ninth series of the Company's No Par Serial Preferred Stock which shall be designated as $1.28 No Par Serial Preferred Stock. Said ninth series of No Par Serial Preferred Stock shall consist of 400,000 shares, shall have a stated value of $25 per share and shall have the relative rights and preferences as follows:

           The annual dividend on said ninth series of the Company's No Par Serial Preferred Stock shall be $1.28 per share.

           The date from which dividends on shares of said ninth series of the Company's No Par Serial Preferred Stock shall be cumulative shall be the day immediately following the last period for which dividends on the Cumulative Preferred Stock, $25 par value, of Utah Power & Light Company, a Utah corporation, have been declared (such date being hereinafter referred to as the "UP&L Accrual Date"). The dates for the payment of dividends on shares of said ninth series of the Company's No Par Serial Preferred Stock shall be the Payment Dates.

           The amount to be paid upon redemption of the shares of said ninth series of the Company's No Par Serial Preferred Stock shall be $26.35 per share, plus unpaid accumulated dividends, if any, to the date of redemption.

           In the event of any involuntary liquidation, dissolution or winding up of the Company, said ninth series of the Company's No Par Serial Preferred Stock, pari passu with the other Senior Securities, shall have a preference over the Common Stock until there shall have been paid, by dividends or distribution on each share of said ninth series of the Company's No Par Serial Preferred Stock, an amount equal to $25, plus the amount, if any, by which dividends

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of $1.28 per annum, from and after the date on which dividends on such shares became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon.

           In the event of any voluntary liquidation, dissolution or winding up of the Company, said ninth series of the Company's No Par Serial Preferred Stock, pari passu with the other Senior Securities, shall have a preference over the Common Stock, until there shall have been paid, by dividends or distribution on each share of said ninth series of the Company's No Par Serial Preferred Stock, an amount equal to the redemption price applicable to shares of said ninth series of the Company's No Par Serial Preferred Stock, plus the amount, if any, by which dividends of $1.28 per annum, from and after the date on which dividends on such shares became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon.

           The holders of shares of said ninth series of the Company's No Par Serial Preferred Stock shall have no voting rights except as provided in these Restated Articles of Incorporation and except as otherwise required by law. Whenever holders of shares of said ninth series of the Company's No Par Serial Preferred Stock shall be entitled to vote, every holder, or his legal representative, at the record date for the determination of persons entitled to vote at a meeting of shareholders, shall be entitled to one-quarter (1/4) of a vote for each share of such stock standing in his name on the books of the Company.

           The shares of said ninth series of the Company's No Par Serial Preferred Stock, by their terms, shall not be entitled to a sinking fund or purchase fund and shall not be convertible into or exchangeable for shares of any other class or series.

           (c) There is hereby created a tenth series of the Company's No Par Serial Preferred Stock which shall be designated as $1.18 No Par Serial Preferred Stock. Said tenth series of No Par Serial Preferred Stock shall consist of 480,000 shares, shall have a stated value of $25 per share and shall have the relative rights and preferences as follows:

           The annual dividend on said tenth series of the Company's No Par Serial Preferred Stock shall be $1.18 per share.

           The date from which dividends on shares of said tenth series of the Company's No Par Serial Preferred Stock shall be cumulative shall be the UP&L Accrual Date. The dates for the payment of dividends on shares of said tenth series of the Company's No Par Serial Preferred Stock shall be the Payment Dates.

           The amount to be paid upon redemption of the shares of said tenth series of the Company's No Par Serial Preferred Stock shall be $26.15 per share, plus unpaid accumulated dividends, if any, to the date of redemption.

           In the event of any involuntary liquidation, dissolution or winding up of the Company, said tenth series of the Company's No Par Serial Preferred Stock, pari passu with the other Senior Securities, shall have a preference over the Common Stock until there shall have been paid, by dividends or distribution on each share of said tenth series of the Company's No Par Serial Preferred Stock, an amount equal to $25, plus the amount, if any, by which dividends of $1.18 per annum, from and after the date on which dividends on such shares became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon.

           In the event of any voluntary liquidation, dissolution or winding up of the Company, said tenth series of the Company's No Par Serial Preferred Stock, pari passu with the other Senior Securities, shall have a preference over the Common Stock, until there shall have been paid, by dividends or distribution on each share of said tenth series of the Company's No Par Serial Preferred Stock, an amount equal to the redemption price applicable to shares of said tenth series of the Company's No Par Serial Preferred Stock, plus the amount, if any, by which dividends of $1.18 per annum, from and after the date on which dividends on such shares became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon.

           The holders of shares of said tenth series of the Company's No Par Serial Preferred Stock shall have no voting rights except as provided in these Restated Articles of Incorporation and except as otherwise required by law. Whenever holders of shares of said tenth series of the Company's No Par Serial Preferred Stock shall be entitled to vote, every holder, or his legal representative, at the record date for the determination of persons entitled to vote at a meeting of shareholders, shall be entitled to one-quarter (1/4) of a vote for each share of such stock standing in his name on the books of the Company.

           The shares of said tenth series of the Company's No Par Serial Preferred Stock, by their terms, shall not be entitled to a sinking fund or purchase fund and shall not be convertible into or exchangeable for shares of any other class or series.

           (d) There is hereby created an eleventh series of the Company's No Par Serial Preferred Stock which shall be designated as $1.16 No Par Serial Preferred Stock. Said eleventh series of No Par Serial Preferred Stock shall consist of 200,000 shares, shall have a stated value of $25 per share and shall have the relative rights and preferences as follows:

           The annual dividend on said eleventh series of the Company's No Par Serial Preferred Stock shall be $1.16 per share.

           The date from which dividends on shares of said eleventh series of the Company's No Par Serial Preferred Stock shall be cumulative shall be the UP&L Accrual Date. The dates for the payment of dividends on shares of said eleventh series of the Company's No Par Serial Preferred Stock shall be the Payment Dates.

           The amount to be paid upon redemption of the shares of said eleventh series of the Company's No Par Serial Preferred Stock shall be $26.11 per share, plus unpaid accumulated dividends, if any, to the date of redemption.

           In the event of any involuntary liquidation, dissolution or winding up of the Company, said eleventh series of the Company's No Par Serial Preferred Stock, pari passu with the other Senior Securities, shall have a preference over the Common Stock until there shall have been paid, by dividends or distribution on each share of said eleventh series of the Company's No Par Serial Preferred Stock, an amount equal to $25, plus the amount, if any, by which dividends of $1.16 per annum, from and after the date on which dividends on such shares became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon.

           In the event of any voluntary liquidation, dissolution or winding up of the Company, said eleventh series of the Company's No Par Serial Preferred Stock, pari passu with the other Senior Securities, shall have a preference over the Common Stock, until there shall have been paid, by dividends or distribution on each share of said eleventh series of the Company's No Par Serial Preferred Stock, an amount equal to the redemption price applicable to shares of said eleventh series of the Company's No Par Serial Preferred Stock, plus the amount, if any, by which dividends of $1.16 per annum, from and after the date on which dividends on such shares became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon.

           The holders of shares of said eleventh series of the Company's No
Par Serial Preferred Stock shall have no voting rights except as provided in these Restated Articles of Incorporation and except as otherwise required by law. Whenever holders of shares of said eleventh series of the Company's No Par Serial Preferred Stock shall be entitled to vote, every holder, or his legal representative, at the record date for the determination of persons entitled to vote at a meeting of shareholders, shall be entitled to one-quarter (1/4) of a vote for each share of such stock standing in his name on the books of the Company.

           The shares of said eleventh series of the Company's No Par Serial Preferred Stock, by their terms, shall not be entitled to a sinking fund or purchase fund and shall not be convertible into or exchangeable for shares of any other class or series.

           (The twelfth, thirteenth, fourteenth and fifteenth series of the No Par Serial Preferred Stock of PacifiCorp, an Oregon corporation, were redeemed on July 12, 1996, July 12, 1996, July 29, 1996 and December 29, 1992,
respectively).

           (e) There is hereby created a sixteenth series of the Company's No Par Serial Preferred Stock which shall be designated as $7.70 No Par Serial Preferred Stock. The amount of the consideration received by the Company fixed as a preference over the Common Stock in the assets of the Company upon involuntary liquidation and that constitutes the stated value of said sixteenth series of the Company's No Par Serial Preferred Stock is $100 per share. Said sixteenth series of the Company's No Par Serial Preferred Stock shall consist of 1,000,000 shares and shall have the relative rights and preferences as follows:

           The annual dividend on said sixteenth series of the Company's No Par Serial Preferred Stock shall be $7.70 per share.

           The date from which dividends on shares of said sixteenth series of the Company's No Par Serial Preferred Stock shall be cumulative shall be the date of issue of such shares. The dates for the payment of dividends on shares of said sixteenth series of the Company's No Par Serial Preferred Stock shall be the Payment Dates.

           The shares of said sixteenth series of the Company's No Par Serial Preferred Stock shall not be subject to redemption at the option of the Company and shall not be subject to any sinking fund.

           On August 15, 2001, the Company shall redeem all shares of said sixteenth series of No Par Serial Preferred Stock then outstanding, out of funds legally available therefor, at a redemption price equal to $100 per share plus unpaid accumulated dividends, if any, to the date of redemption.

           In the event of any voluntary liquidation, dissolution or winding up of the Company, said sixteenth series of the Company's No Par Serial Preferred Stock, pari passu with the other Senior Securities, shall have a preference over the Common Stock, until there shall have been paid, by dividends or distribution on each share of said sixteenth series of the Company's No Par Serial Preferred Stock, an amount equal to $100, plus the amount, if any, by which dividends of $7.70 per annum, from and after the date on which dividends on such shares became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon.

           Every holder of record of shares of said sixteenth series of the Company's No Par Serial Preferred Stock, or his legal representative, at the record date for the determination of persons entitled to vote at a meeting of shareholders, shall be entitled to one vote for each share of such stock standing in his name on the books of the Company.

           (f) There is hereby created a seventeenth series of the Company's No Par Serial Preferred Stock, which shall be designated as $1.98 No Par Serial Preferred Stock, Series 1992. Said seventeenth series of No Par Serial Preferred Stock shall consist of 5,000,000 shares. The amount of the consideration received by the Company fixed as a preference over the Common Stock in the assets of the Company upon involuntary liquidation, dissolution or winding up of the Company and that constitutes the stated value of said seventeenth series of the Company's No Par Serial Preferred Stock is $25 per share.

           The annual dividend on said seventeenth series of the Company's No Par Serial Preferred Stock shall be $1.98 per share.

           The date from which dividends on shares of said seventeenth series of the Company's No Par Serial Preferred Stock shall be cumulative shall be the date of issue of such shares. The dates for the payment of dividends on shares of said seventeenth series of the Company's No Par Serial Preferred Stock shall be the Payment Dates.

           The shares of said seventeenth series of the Company's No Par Serial Preferred Stock shall not be redeemable by the Company on or before May 31, 1997. After May 31,

1997, the outstanding shares of said seventeenth series of the Company's No Par Serial Preferred Stock shall be redeemable at the option of the Company, in whole or in part, out of funds legally available therefor, at a redemption price equal to $25 per share plus unpaid accumulated dividends, if any, to the date of redemption. The shares of said seventeenth series of the Company's No Par Serial Preferred Stock shall not be subject to any sinking fund.

           In the event of any voluntary liquidation, dissolution or winding up of the Company, said seventeenth series of the Company's No Par Serial Preferred Stock, pari passu with the other Senior Securities, shall have a preference over the Common Stock, until there shall have been paid, by dividends or distribution on each share of said seventeenth series of the Company's No Par Serial Preferred Stock, an amount equal to $25, plus the amount, if any, by which dividends of $1.98 per annum, from and after the date on which dividends on such shares became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon.

           Every holder of record of shares of said seventeenth series of the Company's No Par Serial Preferred Stock, or his legal representative, at the record date for the determination of persons entitled to vote at a meeting of shareholders, shall be entitled to one-quarter vote for each share of such stock standing in his name on the books of the Company.

           (g) There is hereby created an eighteenth series of the Company's No Par Serial Preferred Stock, which shall be designated as $7.48 No Par Serial Preferred Stock. Said eighteenth series of No Par Serial Preferred Stock shall consist of 750,000 shares. The amount of the consideration received by the Company fixed as a preference over the Common Stock in the assets of the Company upon involuntary liquidation, dissolution or winding up of the

Company and that constitutes the stated value of said seventeenth series of the Company's No Par Serial Preferred Stock is $100 per share.

           The annual dividend on said eighteenth series of the Company's No Par Serial Preferred Stock shall be $7.48 per share.

           The date from which dividends on shares of said eighteenth series of the Company's No Par Serial Preferred Stock shall be cumulative shall be the date of issue of such shares. The dates for the payment of dividends on shares of said eighteenth series of the Company's No Par Serial Preferred Stock shall be the Payment Dates.

           The shares of said eighteenth series of the Company's No Par Serial Preferred Stock shall not be subject to redemption at the option of the Company, other than as described below.

           On June 15, 2007, the Company shall redeem all shares of said eighteenth series of No Par Serial Preferred Stock then outstanding, out of funds legally available therefor, at a redemption price equal to $100 per share plus unpaid accumulated dividends, if any, to the date of redemption. As a sinking fund for said eighteenth series of No Par Serial Preferred Stock, the Company shall redeem, out of funds legally available therefor, on June 15 of each year, beginning with June 15, 2002 and ending with June 15, 2006, not less than 37,500 shares nor more than 75,000 shares of said eighteenth series of No Par Serial Preferred Stock, in each case at a redemption price equal to $100 per share plus unpaid accumulated dividends, if any, to the date of redemption; the option to redeem in excess of 37,500 shares of said eighteenth series of No Par Serial Preferred Stock on any June 15 from 2002 through 2006 shall not be cumulative; shares of said eighteenth series of No Par Serial Preferred Stock acquired by the Company otherwise than through operation of the sinking fund may, at the option of the Company, be credited against subsequent minimum sinking fund requirements; if the Company shall be prevented, because of restriction or for any other reason, from acquiring or redeeming on any June 15 from 2002 through 2006 the number of shares of said eighteenth series of No Par Serial Preferred Stock that in the absence of such restriction or other reason it would be required to acquire or redeem on such date, the deficit shall be made good on the first succeeding
June 15 on which the Company shall not be prevented by such restriction or other reason from acquiring or redeeming shares of said eighteenth series of No Par Serial Preferred Stock. If the Company shall be in arrears in the redemption of shares of said eighteenth series of No Par Serial Preferred Stock, no dividends (other than dividends payable in Common Stock) shall be paid or any other distribution of assets made, by purchase of shares or otherwise, on Common Stock or on any other stock of the Company over which the No Par Serial Preferred Stock has preference as to the payment of dividends or as to assets.

           In the event of any voluntary liquidation, dissolution or winding up of the Company, said eighteenth series of the Company's No Par Serial Preferred Stock, pari passu with the other Senior Securities, shall have a preference over the Common Stock, until there shall have been paid, by dividends or distribution on each share of said eighteenth series of the Company's No Par Serial Preferred Stock, an amount equal to $100, plus the amount, if any, by which dividends of $7.48 per annum, from and after the date on which dividends on such shares became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon.

           Every holder of record of shares of said eighteenth series of the Company's No Par Serial Preferred Stock, or his legal representative, at the record date for the determination of persons entitled to vote at a meeting of shareholders, shall be entitled to one vote for each share of such stock standing in his name on the books of the Company.

    (The nineteenth and twentieth series of the No Par Serial Preferred Stock of PacifiCorp, an Oregon corporation, were redeemed on August 9, 1996 and January 25, 1993, respectively).

    (8) Subject to the rights of the holders of the Senior Securities, and subordinate thereto (and subject and subordinate to the rights of any class of stock hereafter authorized), the Common Stock alone shall receive all dividends and shares in liquidation, dissolution, winding up or distribution other than those to be paid on shares of Senior Securities as provided in Sections (2) through (7) of this Article.

    (9) The Company, by a majority vote of its Board of Directors, may at any time redeem all of said 5% Preferred Stock or may from time to time redeem any part thereof, by paying in cash a redemption price of $110 per share, plus unpaid accumulated dividends, if any, to the date of redemption; may at any time redeem all or any part of any one or more series of Serial Preferred Stock, other than the 7.00% Serial Preferred Stock and the 6.00% Serial Preferred Stock created at the time of merger of PacifiCorp, a Maine corporation, and Utah
Power & Light Company, a Utah corporation, into the Company, by paying in cash a redemption price fixed and determined by resolution of the Board of Directors or pursuant to Section (6) of this Article at the time of creation of each such series, plus unpaid accumulated dividends, if any, to the date of redemption; and may at any time redeem all or any part of any one or more series of No Par Serial Preferred Stock by paying in cash a redemption price fixed and determined by resolution of the Board of Directors or pursuant to Section (7) of this Article at the time of creation of each such series plus unpaid accumulated dividends, if any, to the date of redemption. Notice of the intention of the Company to redeem all or any part of the 5%

Preferred Stock, Serial Preferred Stock or No Par Serial Preferred Stock shall be mailed not less than thirty (30) days nor more than sixty (60) days before the date of redemption to each holder of record of 5% Preferred Stock, Serial Preferred Stock or No Par Serial Preferred Stock to be redeemed, at his post office address as shown by the Company's records or, in lieu of such mailing, not less than thirty (30) days nor more than sixty (60) days' notice of such redemption may be published in such manner as may be prescribed by resolution of the Board of Directors of the Company; and, in the event of such publication, no failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of 5% Preferred Stock, Serial Preferred Stock or No Par Serial Preferred Stock so to be redeemed. Contemporaneously with the mailing or the publication of such notice as aforesaid or at any time thereafter prior to the date of redemption, the Company may deposit the aggregate redemption price (or the portion thereof not already paid in the redemption of such 5% Preferred Stock, Serial Preferred Stock or No Par Serial Preferred Stock) with any bank or trust company in the City of New York, New York, or in the City of Portland, Oregon, named in such notice, payable to the order of the record holders of the 5% Preferred Stock, Serial Preferred Stock or No Par Serial Preferred Stock so to be redeemed, on the endorsement and surrender of their certificates, and thereupon said holders shall cease to be shareholders with respect to such shares; and from and after the making of such deposit such holders shall have no interest in or claim against the Company with respect to said shares, but shall be entitled only to receive such moneys from said bank or trust company, with interest, if any, allowed by such bank or trust company, on such moneys deposited as in this Section provided, on endorsement and surrender of their certificates, as aforesaid. Any moneys so deposited, plus interest thereon, if any, and remaining unclaimed at the end of six years from the date fixed for redemption, if thereafter requested by resolution of the Board of Directors, shall be repaid to the Company, and in the event of such repayment to the Company such holders of record of the shares so redeemed as shall not have made claim against such moneys prior to such repayment to the Company, shall be deemed to be unsecured creditors of the Company for an amount, without interest, equivalent to the amount deposited, plus interest thereon, if any, allowed by such bank or trust company, as above stated, for the redemption of such shares and so paid to the Company. If less than all of the shares of the 5% Preferred Stock or of any series of Serial Preferred Stock or No Par Serial Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot, in such manner as the Board of Directors of the Company shall determine, by an independent bank or trust company selected for that purpose by the Board of Directors of the Company. Nothing in this Section contained shall limit any right of the Company to purchase or otherwise acquire any shares of 5% Preferred Stock, Serial Preferred Stock or No Par Serial Preferred Stock.

    (10) Except as hereinafter otherwise provided, every holder of record of 5% Preferred Stock, of Serial Preferred Stock or of Common Stock, or his legal representative, at the record date for the determination of persons entitled to vote at a meeting of shareholders, shall be entitled at such meeting to one vote for each share of such stock standing in his name on the books of the Company, and every holder of record of No Par Serial Preferred Stock, or his legal representative, at the record date for the determination of persons entitled to vote at a meeting of shareholders, shall be entitled to such voting rights as shall be fixed and determined for the series of which his share or shares are a part by Section (7) of this Article or the resolution establishing such series.

    (11) If and when dividends payable on the Senior Securities shall be in default in an amount equal to four full quarterly payments or more per share, and thereafter until all dividends on the Senior Securities in default shall have been paid, the holders of the Senior Securities, voting separately from the Common Stock as one class, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the holders of the Common Stock, voting separately from the Senior Securities as a class, shall be entitled to elect the remaining directors of the Company, anything herein and in the Bylaws of the Company to the contrary notwithstanding. The terms of office, as directors, of all persons who may be directors of the Company at the time shall terminate upon the election of a majority of the Board of Directors by the holders of the Senior Securities, except that if the holders of the Common Stock shall not have elected the remaining directors of the Company, then, and only in that event, the directors of the Company in office just prior to the election of a majority of the Board of Directors by the holders of the Senior Securities shall elect the remaining directors of the Company. Thereafter, while such default continues and the majority of the Board is being elected by the holders of Senior Securities, the remaining directors, whether elected by directors, as aforesaid, or whether originally or later elected by holders of the Common Stock, shall continue in office until their successors are elected by holders of the Common Stock and shall qualify.

    (12) If and when all dividends then in default on the Senior Securities then outstanding shall be paid (such dividends to be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the holders of the Senior Securities shall be divested of any special right with respect to the election of directors, and the voting power of the holders of Senior Securities and the holders of the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on the Senior Securities were not paid in full, but always subject to the same provisions for vesting such special rights in the holders of the Senior Securities in the event of further like default or defaults in the payment of dividends thereon. Upon termination of any such special voting right upon payment of all accumulated and defaulted dividends on the Senior Securities, the terms of office of all persons who may have been elected directors of the Company by vote of the holders of Senior Securities as one class, pursuant to such special voting right, shall forthwith terminate, and the resulting vacancies shall be filled by the vote of a majority of the remaining directors, and directors so elected shall hold office until their successors are elected and shall qualify.

    (13) In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the Senior Securities, voting separately from the Common Stock as one class, the remaining directors elected by the holders of the Senior Securities, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term or terms of the director or directors whose place or places shall be vacant. Likewise, in case of any vacancy in the office of a director occurring among the directors not elected by the holders of the Senior Securities, the remaining directors not elected by the holders of the Senior Securities by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term or terms of the director or directors whose place or places shall be vacant.

    (14) Whenever the right shall have accrued to the holders of the Senior Securities to elect directors, voting separately from the Common Stock as one class, it shall be the duty of the President, a Vice-President or the Secretary of the Company forthwith to cause notice to be given to the shareholders entitled to vote at a meeting to be held at such time as the Company's officers may fix, not less than ten (10) nor more than sixty
(60) days after the accrual of such right, for the purpose of electing directors. At all meetings of shareholders held for the purpose of electing directors during such time as the holders of the Senior Securities shall have the special right, voting separately from the Common Stock as one class, to elect directors, the presence in person or by proxy of the holders of a majority of the outstanding Common Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority in voting rights, of the outstanding Senior Securities shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of stock of either such class shall not prevent the election at any such meeting or adjournment thereof of directors by the other class, if the necessary quorum of the holders of stock of such other class is present in person or by proxy at such meeting or any adjournment thereof; and provided further, that in the event a quorum of the holders of the Common Stock is present but a quorum of the holders of the Senior Securities is not present, then the election of the directors elected by the holders of the Common Stock shall not become effective and the directors so elected by the holders of Common Stock shall not assume their offices and duties until the holders of the Senior Securities, with a quorum present, shall have elected the directors they shall be entitled to elect; and provided further, however, that in the absence of a quorum of holders of stock of either class, a majority of the holders of the stock of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting, until the requisite quorum of holders of such class shall be made present in person or by proxy, but such adjournment shall not be to a date beyond the date for the mailing of the notice of the next annual meeting of the Company or special meeting in lieu thereof.

    (15) So long as any shares of the 5% Preferred Stock are outstanding, the Company shall not, without the consent (given by a vote at a meeting called for that purpose) of the holders of at least two-thirds of the total number of votes entitled to be cast by the shares of the 5% Preferred Stock then outstanding:

           (a) create or authorize any new stock ranking prior to the 5% Preferred Stock as to dividends, in liquidation, dissolution, winding up or distribution, or create or authorize any security convertible into shares of any such stock; or

           (b) amend, alter, change or repeal any of the express terms of the 5% Preferred Stock then outstanding in a manner substantially prejudicial to the holders thereof.

    (16) So long as any shares of Serial Preferred Stock are outstanding, the Company shall not, without the consent (given by a vote at a meeting called for that purpose) of the holders of at least two-thirds of the total number of votes entitled to be cast by the shares of Serial Preferred Stock then outstanding:

           (a) create or authorize any new stock ranking prior to such Serial Preferred Stock as to dividends, in liquidation, dissolution, winding up or distribution, or create or authorize any security convertible into shares of any such stock; or

           (b) amend, alter, change or repeal any of the express terms of such Serial Preferred Stock then outstanding in a manner substantially prejudicial to the holders thereof.

    (17) So long as any shares of No Par Serial Preferred Stock are outstanding, the Company shall not, without consent (given by a vote at a meeting called for that purpose) of the holders of at least two-thirds of the total number of votes entitled to be cast by the shares of No Par Serial Preferred Stock then outstanding:

           (a)    create or authorize any new stock ranking prior to such No
Par Serial Preferred Stock as to dividends, in liquidation, dissolution, winding up or distribution, or create or authorize any security convertible into shares of any such stock; or

           (b) amend, alter, change or repeal any of the express terms of such No Par Serial Preferred Stock then outstanding in a manner substantially prejudicial to the holders thereof.

    (18) So long as any shares of the Senior Securities are outstanding, the Company shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of a majority of the total voting power of the Senior Securities then outstanding, voting separately from the Common Stock, as one class:

           (a) merge or consolidate with or into any other corporation or corporations; provided, that the provisions of this subparagraph (a) shall not apply to a purchase or other acquisition by the Company of franchises or assets of another corporation in any manner which does not involve a merger or consolidation; or

           (b) issue any unsecured notes, debentures or other securities representing unsecured indebtedness, or assume any such unsecured indebtedness, for purposes other than (i) the refunding of outstanding unsecured indebtedness theretofore issued or assumed by the Company, or (ii) the reacquisition, redemption or other retirement of all outstanding shares of the Senior Securities, if immediately after such issue or assumption the total principal amount of all unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the Company, including unsecured indebtedness then to be issued or assumed, would exceed thirty per centum (30%) of the aggregate of (1) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Company and then to be outstanding, and (2) the capital and surplus of the Company as then to be stated on the books of account of the Company; or

           (c) issue, sell or otherwise dispose of any shares of the Senior Securities or of any other class of stock ranking prior to, or on a parity with, the Senior Securities as to dividends or distributions, unless the net income of the Company determined, after provision for depreciation and all taxes and in accordance with generally accepted accounting practices, to be available for the payment of dividends for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the issuance, sale or disposition of such stock, is at least equal to twice the annual dividend requirements on all outstanding shares of the Senior Securities and all other classes of stock ranking prior to, or on a parity with, the Senior Securities as to dividends or distributions, including the shares proposed to be issued, computed, in the case of any such shares on which the dividend rate is subject to adjustment, at the dividend rate then in effect or, if such shares are the shares proposed to be issued, at the dividend rate initially established for such shares, and unless the gross income of the Company for such period, determined in accordance with generally accepted accounting practices (but in any event after deducting the amount for said period charged by the Company on its books to depreciation expense and all taxes) to be available for the payment of interest, shall have been at least one and one-half times the sum of (i) the annual interest charges on all interest bearing indebtedness of the Company and
(ii) the annual dividend requirements on all outstanding shares of the Senior Securities and all other classes of stock ranking prior to, or on a parity with, the Senior Securities as to dividends or distributions, including the shares proposed to be issued, computed, in the case of any such indebtedness or shares on which the interest or dividend rate is subject to adjustment, at the interest or dividend rate then in effect or, if such shares are the shares proposed to be issued, at the dividend rate initially established for such shares; provided, that there shall be excluded from the foregoing computation interest charges on all indebtedness and dividends on all shares of stock which are to be retired in connection with the issue of such additional shares of Senior Securities or other class of stock ranking prior to, or on a parity with, the Senior Securities as to dividends or distributions; and provided further, that in any case where such additional shares of Senior Securities or other class of stock ranking prior to, or on a parity with, the Senior Securities as to dividends or distributions, are to be issued in connection with the acquisition of new property, the net earnings of the property to be so acquired may be included on a pro forma basis in the foregoing computation, computed on the same basis as the net earnings of the Company; or

           (d) issue, sell or otherwise dispose of any shares of the Senior Securities, or of any other class of stock ranking prior to, or on a parity with, the Senior Securities as to dividends or distributions, unless the aggregate of the capital of the Company applicable to the Common Stock and the surplus of the Company shall be not less than the aggregate amount payable on the involuntary dissolution, liquidation or winding up of the Company, in respect of all shares of the Senior Securities and all shares of stock, if any, ranking prior thereto, or on a parity therewith, as to dividends or distributions, which will be outstanding after the issue of the shares proposed to be issued; provided, that if, for the purposes of meeting the requirements of this subparagraph (d), it becomes necessary to take into consideration any earned surplus of the Company, the Company shall not thereafter pay any dividends on shares of the Common Stock which would result in reducing the Company's Common Stock equity to an amount less than the aggregate amount payable, on dissolution, winding up or involuntary liquidation of the Company, on all shares of the Senior Securities and of any stock ranking prior to, or on a parity with, the Senior Securities as to dividends or other distributions, at the time outstanding.

    (19) The Company from time to time may, subject to the limitations or requirements provided above in this Article III, purchase any of its stock outstanding at such price as may be fixed by its Board of Directors or Executive Committee and accepted by the holders of the stock purchased, and may resell any stock so purchased at such price as may be fixed by its Board of Directors or Executive Committee, but in the case the stock so purchased is subject to redemption, the price paid therefor shall not exceed the price at which it is redeemable.

    (20) The Company from time to time may, subject to the limitations or requirements provided above in this Article III, issue and sell Common Stock or Preferred Stock of any class then authorized but unissued, bonds, notes or other evidences of indebtedness convertible or not into Common Stock or stock of any other class then authorized but unissued.

    (21) No holder of any stock or other securities of the Company now or hereafter authorized shall have any preemptive or other right to subscribe for, purchase or receive any unissued shares, treasury shares, or other shares of any class, whether now or hereafter authorized, or any notes, bonds, debentures, or other securities convertible into, or carrying options or warrants to purchase, shares of any class. The Company may issue and dispose of any of its authorized shares for such consideration as may be fixed by the Board of Directors subject to the laws then applicable.

                                      ARTICLE IV

           Meetings of shareholders of the Company may be held at such place, either within or outside the State of Oregon, as shall be designated from time to time by the Board of Directors.

                                      ARTICLE V

    (1)    The number of directors of the Company shall be not less than nine
(9) nor more than twenty-one (21), and within such limits the exact number shall be fixed and increased or decreased from time to time by resolution of the Board of Directors. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class
("Class I") to expire at the 1991 annual meeting of shareholders, the term of office of the second class ("Class II") to expire at the 1989 annual meeting of shareholders and the term of office of the third class ("Class III") to expire at the 1990 annual meeting of shareholders. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected to serve three-year terms and until their successors are elected and qualified, so that the term of one class of directors will expire each year. When the number of directors is changed within the limits provided herein, any newly created directorships, or any decrease in directorships, shall be so apportioned among the classes as to make all classes as nearly equal as possible, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    (2) All or any number of the directors of the Company may be removed without cause only at a meeting of shareholders called expressly for that purpose, by the vote of 80 percent of the votes then entitled to be cast for the election of directors. The shareholders may remove all or any number of directors for cause at a meeting of shareholders called expressly for that purpose by the vote of two-thirds of the votes then entitled to be cast for the election of directors. At any meeting of shareholders at which one or more directors are removed, a majority of the votes then entitled to be cast for the election of directors may fill any vacancy created by such removal. If any vacancy created by removal of a director is not filled by the shareholders at the meeting at which the removal is effected, such vacancy may be filled by a majority vote of the remaining directors.

    (3) The provisions of this Article V may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of not less than 80 percent of the votes then entitled to be cast for the election of directors.

                                      ARTICLE VI

           The Company's Bylaws may be amended or repealed or new bylaws may be made: (a) by the affirmative vote of the holders of record of a majority of the outstanding capital stock of the Company entitled to vote thereon, irrespective of class, given at any annual or special meeting of the shareholders; provided that notice of the proposed amendment, repeal or new bylaw or bylaws be included in the notice of such meeting or waiver thereof; or (b) by the affirmative vote of a majority of the entire Board of Directors given at any regular meeting of the Board, or any special meeting thereof; provided that notice of the proposed amendment, repeal or new bylaw or bylaws be included in the notice of such meeting or waiver thereof or all of the directors at the time in office be present at such meeting.

                                     ARTICLE VII

    (1) Whether or not a vote of shareholders is otherwise required, the affirmative vote of the holders of not less than 80 percent of the outstanding shares of "Voting Stock" (as hereinafter defined) of the Company shall be required for the approval or authorization of any "Business Transaction" (as hereinafter defined) with any "Related Person" (as hereinafter defined) or any Business Transaction in which a Related Person has an interest (except proportionately as a shareholder of the Company); provided, however, that the 80 percent voting requirement shall not be applicable if either:

           (a) The "Continuing Directors" (as hereinafter defined) of the Company by at least a two-thirds vote (i) have expressly approved in advance the acquisition of the outstanding shares of Voting Stock that caused such Related Person to become a Related Person, or (ii) have expressly approved such Business Transaction; or

           (b) The cash or fair market value (as determined by at least a majority of the Continuing Directors) of the property, securities or other consideration to be received per share by holders of Voting Stock of the Company (other than the Related Person) in the Business Transaction is not less than the "Highest Purchase Price" or the "Highest Equivalent Price" (as those terms are hereinafter defined) paid by the Related Person involved in the Business Transaction in acquiring any of its holdings of the Company's Voting Stock.

           (2)    For purposes of this Article VII:

                         (a)    The term "Business Transaction"
           shall include, without limitation, (i) any merger, consolidation or plan of exchange of the Company, or any entity controlled by or under common control with the Company, with or into any Related Person, or any entity controlled by or under common control with such Related
           Person, (ii) any merger, consolidation or plan of exchange of a Related Person, or any entity controlled by or under common control with such Related Person, with or into the Company or any entity controlled by or under common control with the Company,
           (iii) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the property and assets of the Company, or any entity controlled by or under common control with the Company, to a Related Person, or any entity controlled by or under common control with such Related Person,
           (iv) any purchase, lease, exchange, transfer or other acquisition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any Substantial Part of the property and assets of a Related Person or any entity controlled by or under common control with such Related Person, by the Company or any entity controlled by or under common control with the Company, (v) any recapitalization of the Company that would have the effect of increasing the voting power of a Related Person, (vi) the issuance, sale, exchange or other disposition of any securities of the Company, or of any entity controlled by or under common control with the Company, by the Company or by any entity controlled by or under common control with the Company, (vii) any liquidation, spin-off, split-off, split-up or dissolution of the Company, and

           (viii) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction.

                         (b)    The term "Related Person" shall
           mean and include (i) any individual, corporation, association, trust, partnership or other person or entity (a "Person") which, together with its "Affiliates" (as hereinafter defined) and "Associates" (as hereinafter defined), "Beneficially Owns" (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at June 13, 1984) in the aggregate 20 percent or more of the outstanding Voting Stock of the Company, and (ii) any Affiliate or Associate (other than the Company or a subsidiary of the Company of which the Company owns, directly or indirectly, more than 80 percent of the voting stock) of any such Person. Two or more Persons acting in concert for the purpose of acquiring, holding or disposing of Voting Stock of the Company shall be deemed a "Person."

                         (c)    Without limitation, any share of
           Voting Stock of the Company that any Related Person has the right to acquire at any time (notwithstanding that Rule 13d-3 deems such shares to be beneficially owned only if such right may be exercised within 60 days) pursuant to any agreement, contract, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed to be Beneficially Owned by such Related Person and to be outstanding for purposes of subsection
           (b) above.

                         (d)    For the purposes of subsection (b)
           of Section 1 of Article VII, the term "other consideration to be received" shall include, without limitation, Common Stock or other capital stock of the Company retained by its existing shareholders, other than any Related Person or other Person who is a party to such Business Transaction, in the event of a Business Transaction in which the Company is the survivor.

                         (e)    The term "Voting Stock" shall mean
           all of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, considered as one class, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

                         (f)    The term "Continuing Director"
           shall mean a director of the Company who became a director on the effective date of the merger of PacifiCorp, a Maine corporation, and Utah Power & Light
           Company, a Utah corporation, into the Company, provided that any person becoming a director subsequent to such date whose election, or nomination for election, by the Company's shareholders was approved by a vote of at least a majority of the Continuing Directors shall be considered a Continuing Director.

                         (g)    A Related Person shall be deemed to
           have acquired a share of the Voting Stock of the Company at the time when such Related Person became the Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other Persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, if the price paid by such Related Person for such shares is not determinable by a majority of the Continuing Directors, the price so paid shall be deemed to be the higher of
           (i) the price paid upon the acquisition thereof by the Affiliate, Associate or other Person or (ii) the market price of the shares in question at the time when such Related Person became the Beneficial Owner thereof.

                         (h)    The terms "Highest Purchase Price"
           and "Highest Equivalent Price" as used in this Article
           VII shall mean the following: If there is only one class of capital stock of the Company issued and outstanding, the Highest Purchase Price shall mean the highest price that can be determined to have been paid at any time by the Related Person involved in the Business Transaction for any share or shares of that class of capital stock. If there is more than one class of capital stock of the Company issued and outstanding, the Highest Equivalent Price shall mean, with respect to each class and series of capital stock of the Company, the amount determined by a majority of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent to the highest price that can be determined to have been paid at any time by the Related Person for any share or shares of any class or series of capital stock of the Company. The Highest Purchase Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes and soliciting dealers' fees paid by a Related Person with respect to the shares of capital stock of the Company acquired by such Related Person. In the case of any Business Transaction with a Related Person, the Continuing Directors shall determine the Highest Purchase Price or the Highest Equivalent Price for each class and series of the capital stock of the Company. The Highest Purchase Price and Highest Equivalent Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other readjustment in the number of outstanding shares of capital stock of the Company, or the declaration of a stock dividend thereon, between the last date upon which the Related Party paid the Highest Purchase Price or Highest Equivalent Price and the effective date of the merger or consolidation or the date of distribution to shareholders of the

           Company of the proceeds from the sale of all or substantially all of the assets of the Company.

                         (i)    The term "Substantial Part" shall
           mean 10 percent or more of the fair market value of the total assets of the Person in question, as reflected on the most recent balance sheet of such Person existing at the time the shareholders of the Company would be required to approve or authorize the Business Transaction involving the assets constituting any such Substantial Part.

                         (j)    The term "Affiliate," used to
           indicate a relationship with a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                         (k)    The term "Associate," used to
           indicate a relationship with a specified Person, shall mean (i) any entity of which such specified Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified Person, or any relative of such spouse, who has the same home as such specified Person or who is a director or officer of the Company or any of its subsidiaries, and (iv) any Person who is a director or officer of such specified Person or any of its parents or subsidiaries (other than the Company or an entity controlled by or under common control with the Company).

                         (l)    The term "Subsidiary," when used to
           indicate a relationship with a specified Person, shall mean an Affiliate controlled by such Person directly, or indirectly through one or more intermediaries.

           (3) For the purposes of this Article VII, a majority of the Continuing Directors shall have the power to make a good faith determination, on the basis of information known to them, of: (a) the number of shares of Voting Stock that any Person Beneficially Owns, (b) whether a Person is an Affiliate or Associate of another, (c) whether a Person has an agreement, contract, arrangement or understanding with another as to the matters referred to in subsection (2)(a)(viii) or (2)(c) hereof, (d) whether the assets subject to any Business Transaction constitute a Substantial Part, (e) whether any Business Transaction is one in which a Related Person has an interest (except proportionately as a shareholder of the Company), and (f) such other matters with respect to which a determination is required under this Article VII.

    (4) The provisions set forth in this Article VII may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than 80 percent of the outstanding shares of Voting Stock of the Company.

                                     ARTICLE VIII

           The Company shall indemnify to the fullest extent not prohibited by law any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of the Company or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Company, or serves or served at the request of the Company as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Company shall pay for or reimburse the reasonable expenses incurred by any such person in any such proceeding in advance of the final disposition of the proceeding to the fullest extent not prohibited by law. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or otherwise.

                                      ARTICLE IX

           No director of the Company shall be personally liable to the Company or its shareholders for monetary damages for conduct as a director; provided that this Article IX shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of such amendment.